UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(626) 346-9512
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 16, 2018, Sugarmade, Inc.. (the “Company”) filed with the Delaware Secretary of State a Certificate Of Correction with a Corrected Certificate of Designations, Powers, Preferences And Other Rights Of The Series A Convertible Preferred Stock. It had been determined that the Certificate of Designations, Powers, Preferences and other Rights of Series B Convertible Preferred Stock filed on April 24, 2015 should have been designated Series A Preferred Shares. Except for the correction of the class and series of the shares of Preferred Stock named therein (and minor ambiguity or wording changes), there were no other substantive inaccuracies or substantive defects corrected. No Preferred Stock is issued and outstanding.

Item 9.01 Exhibits.

Exhibit No.	Description
3.1.6	Certificate Of Correction with a Corrected Certificate of Designations, Powers, Preferences And Other Rights Of The Series A Convertible Preferred Stock.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: August 17, 2018	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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